Exhibit 99.1

United Security Bancshares, Inc. Elects New Board Officers

THOMASVILLE, Ala.--(BUSINESS WIRE)--May 17, 2013--United Security Bancshares, Inc. (Nasdaq: USBI) today announced that the Board of Directors has elected Andrew C. Bearden, Jr. as Chairperson and John C. Gordon as Vice-Chairperson of United Security Bancshares, Inc. Mr. Bearden and Mr. Gordon were also elected to serve as Chairperson and Vice-Chairperson, respectively, of First United Security Bank, the banking subsidiary of United Security Bancshares, Inc.

About United Security Bancshares, Inc.

Established in 1952, First United Security Bank serves its customers through its 19 offices in Brent, Butler, Calera, Centreville, Coffeeville, Columbiana, Fulton, Gilbertown, Grove Hill, Harpersville, Jackson, McCalla, Thomasville, Tuscaloosa and Woodstock. The Bank holds more than $550 million in assets, is a member of the Federal Deposit Insurance Corporation, and is an Equal Housing Lender. For more information, contact us at the Bank’s website, www.firstusbank.com, blog address, http://firstusbank-usbi.blogspot.com, or by mail to First United Security Bank, P.O. Box 249, Thomasville, AL 36784.

CONTACT:
United Security Bancshares, Inc.
Mel Ann Sullivan, 251-843-2176
Marketing & Communications Director/ CRA Officer
msullivan@firstusbank.com